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                                                                   Exhibit 23.1


                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56515) pertaining to the Employees' Saving Plan of Today's Man, Inc. and in the Registration Statement (Form S-3 No. 333-57179) of Today's Man, Inc. and in the related Prospectus of our report dated March 23, 2001, with respect to the consolidated financial statements of Today's Man, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended February 3, 2001.




Philadelphia, Pennsylvania
May  2, 2001